UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2019

EAGLE FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-20146	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Main Street P.O. Box 391 Berryville, Virginia	22611
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2019, the Board of Directors of Eagle Financial Services, Inc. (the “Company”) appointed Brandon C. Lorey as President and Chief Executive Officer of the Company and its subsidiary bank, Bank of Clarke County (the “Bank”), effective July 8, 2019.  Mr. Lorey is expected to begin working at the Company and the Bank in June 2019 to transition into his new role.

Mr. Lorey, age 50, most recently served as Executive Vice President, Head of Consumer Banking of United Bank, a $7.3 billion asset bank headquartered in Connecticut, since 2015.  Previously, he served as Executive Vice President, Consumer Lending from April 2014 to June 2015, as Senior Vice President, Head of Consumer Lending from February 2013 to April 2014.  Prior to joining United Bank and its predecessors, he served as Chief Credit and Lending Officer for H&R Block Bank in Kansas City, Senior Vice President at Sovereign Bank in Pennsylvania and held various roles at Chevy Chase Bank, Federal Savings Bank in Maryland, including Vice President of risk, finance, operations and direct sales.

Mr. Lorey will receive a base salary of $400,000 and will be eligible to receive cash and equity bonuses and performance-based compensation based on ranges and goals to be established by the Company.  In addition, he will receive a $100,000 restricted stock award in each of the first two years of his employment.  Mr. Lorey will be eligible for reimbursement of certain business expenses, including up to $100,000 of actual relocation expenses.  The Company and Mr. Lorey expect to enter into an employment agreement that will set forth these terms and, among other terms, provide for a change of control benefit equal to 299% of his annualized compensation if he is terminated without cause or resigns for good reason within one year following a change in control of the Company.  In addition, the Board of Directors anticipates naming Mr. Lorey as a director of the Company and the Bank in connection with his appointment.

John R. Milleson, who had previously announced his retirement as President and Chief Executive Officer of the Company and the Bank, will continue to assist with Mr. Lorey’s transition until July 5, 2019, when he will officially retire from those roles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Financial Services, Inc.

Dated: May 3, 2019	By:	/s/ Kathleen J. Chappell
Kathleen J. Chappell
Senior Vice President and CFO

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